UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 23, 2013

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 23, 2013, Banner Corporation (“Banner”) issued a press release announcing the termination of the Agreement and Plan of Merger, dated as of September 24, 2013 (“Merger Agreement”) that provided for the merger of Home Federal Bancorp, Inc. (“Home”) with and into Banner.  In connection with the termination of the Merger Agreement, Home paid Banner a termination fee of approximately $3.0 million.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibit is being filed herewith:

99.1 Press Release dated October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: October 24, 2013	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer